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                                                                     Exhibit 5.1

             [Letterhead of LeBoeuf, Lamb, Greene & MacRae, L.L.P.]






                                October 15, 2004


Tower Group, Inc.
120 Broadway, 14th Floor
New York, NY  10271

                  Re: Tower Group, Inc.

Ladies and Gentlemen:

            We have acted as special counsel to Tower Group, Inc., a company organized under the laws of Delaware (the "Company"), in connection with the Registration Statement on Form S-1 (File No. 333-115310), as amended (the "Registration Statement"), filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to a public offering (the "Offering") of (i) 13,000,000 shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), being offered by the Company and (ii) an aggregate of up to an additional 1,950,000 shares of Common Stock being offered by the Company and certain selling stockholders (the "Selling Stockholders") subject to an overallotment option granted to the underwriters named in the Registration Statement. This letter is being delivered to you pursuant to the requirements of item 601(b)(5) of Regulation S-K in connection with the Registration Statement.

         In connection with the opinions expressed below, we have examined (i) the Registration Statement, (ii) the form of Underwriting Agreement between the Company and the underwriters named therein, which has been filed with the Commission as Exhibit 1.1 to the Registration Statement (the "Underwriting Agreement") and (iii) a form of stock certificate representing shares of Common Stock, which has been filed with the Commission as Exhibit 4.1 to the Registration Statement. In addition, we have examined originals (or copies certified or otherwise identified to our satisfaction) of such other agreements, instruments, certificates, documents and records, and we have made such investigations of law, as we have deemed necessary or appropriate as a basis for the opinions expressed below.
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Tower Group, Inc.
October 15, 2004
Page 2 of 2

            In such examination, we have assumed, without inquiry, the legal capacity of all natural persons, the genuineness of all signatures on all documents examined by us, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies and the authenticity of the originals of such latter documents. As to any facts material to our opinions, we have, when the relevant facts were not independently established, relied upon the aforesaid agreements, instruments, certificates, documents and records and upon statements, representations, certificates and covenants of officers and representatives of the Company and of public officials. We have assumed that such statements, representations, certificates and covenants are and will continue to be true and complete without regard to any qualification as to knowledge or belief.

            Based upon and subject to the foregoing, and subject to the further qualifications, assumptions and limitations stated below, we are of the opinion that:

            1. The shares of Common Stock to be sold by the Company in the Offering, when such shares have been issued and duly delivered against payment therefor as contemplated by the Underwriting Agreement, will be validly issued, fully paid and non-assessable.

            2. The shares of Common Stock to be sold by the Selling Stockholders in the Offering are validly issued and are fully paid and non-assessable.

            The opinions expressed herein are limited to the General Corporation Law of the State of Delaware, the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting those laws.

            We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus included in the Registration Statement. In giving our consent, we do not thereby concede that we come within the category of persons whose consent is required by the Securities Act or the General Rules and Regulations promulgated thereunder.

                                       Very truly yours,


                                      /s/ LeBoeuf, Lamb, Greene & MacRae, L.L.P.